                                                                   EXHIBIT 10.11

                            MANUFACTURING AGREEMENT



                                BY AND BETWEEN

                            TIVOLI INDUSTRIES, INC.

                                      AND

                               TARGETTI USA LLC

                               TABLE OF CONTENTS

                                                                            PAGE
1.   Definitions............................................................. 1.
     1.1  Complete Products.................................................. 1.
     1.2  Licensed Technical Information..................................... 1.
     1.3  Products........................................................... 1.
     1.4  Purchase Order..................................................... 2.
     1.5  Specifications..................................................... 2.

2.   Manufacture or Completion of Manufacture of Products.................... 2.
     2.1  Obligation to Manufacture.......................................... 2.
     2.2  Reduced Capacity................................................... 2.
     2.3  Quality Standards.................................................. 2.

3.   Purchase Orders......................................................... 2.
     3.1  Purchase Orders by the LLC......................................... 2.
     3.2  Changes to Purchase Orders......................................... 2.

4.   Packaging............................................................... 3.
     4.1  Packaging Requirements............................................. 3.
     4.2  Labeling of Packages............................................... 3.

5.   Delivery................................................................ 3.

6.   Price; Payment.......................................................... 3.
     6.1  Price.............................................................. 3.
     6.2  Time of Payment.................................................... 3.

7.  Representations And Warranties........................................... 3.
     7.1  Warranty........................................................... 3.
     7.2  Disclaimer......................................................... 4.

8.   Indemnification by the LLC.............................................. 4.

9.   Term.................................................................... 5.

10.  Termination............................................................. 5.
     10.1  Termination for Cause by the LLC.................................. 5.
     10.2  Termination for Cause by Tivoli................................... 5.
     10.3  Effect of Termination............................................. 5.
     10.4  Survival of Rights................................................ 5.
     10.5  Survival of Terms................................................. 5.

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
11.  Limitation Of Liability................................................. 5.
      11.1  Consequential Damages............................................ 6.
      11.2  Limitation of Liability.......................................... 6.

12.  Arbitration............................................................. 6.

13.  Miscellaneous Provisions................................................ 7.
      13.1  Notice........................................................... 7.
      13.2  Application of California Law.................................... 8.
      13.3  Amendments....................................................... 8.
      13.4  Execution of Additional Instruments.............................. 8.
      13.5  Construction..................................................... 8.
      13.6  Headings......................................................... 8.
      13.7  Waivers.......................................................... 8.
      13.8  Rights and Remedies Cumulative................................... 8.
      13.9  Severability..................................................... 8.
      13.10 Heirs, Successors and Assigns.................................... 9.
      13.11 Creditors........................................................ 9.
      13.12 Counterparts..................................................... 9.
      13.13 No Third Party Beneficiaries..................................... 9.
      13.14 Force Majeure.................................................... 9.

                                      ii.

                            MANUFACTURING AGREEMENT


     THIS MANUFACTURING AGREEMENT the ("Agreement") is made and entered into as of this 15th day of November, 1997 (the "Effective Date") by and between TIVOLI INDUSTRIES, INC., a California corporation ("TIVOLI"), and TARGETTI USA LLC, a California limited liability corporation (the "LLC").

                                   RECITALS

     WHEREAS, the LLC is in the business of marketing lighting products in the USA, and desires to find a manufacturer to produce or complete products, based on partially completed assemblies or designs provided by the LLC; and

     WHEREAS, Tivoli is willing to provide such manufacturing services;

     NOW, THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENT

1.   DEFINITIONS

     The following terms, in singular or plural forms of the same term as and wherever used herein, shall have the meanings set forth in this Section 1.

     1.1 COMPLETE PRODUCTS. Products for which Targetti has completed manufacture, in accordance with the Licensed Technical Information and Specifications provided by the LLC.

     1.2 LICENSED TECHNICAL INFORMATION. Technology and designs related to the manufacture of the Products, which the LLC has licensed from Targetti Sankey S.p.A., a corporation organized under the laws of Italy under an Amended and Restated License and Distribution Agreement of even date herewith (the "License Agreement").

     1.3 PRODUCTS. The lighting products supplied to Tivoli by the LLC. Products fall into one of two categories:

          (A) PARTIALLY COMPLETE ASSEMBLIES, COMPONENTS OR MATERIALS. Tivoli will perform some assembly, wiring or value added manufacturing using Licensed Technical Information and Specifications provided by the LLC.

          (B) DESIGN PRODUCTS. Tivoli will completely manufacture Products using Licensed Technical Information and Specifications provided by the LLC.



                                       1.

     1.4 PURCHASE ORDER. Any purchase order issued by the LLC for the purpose of manufacture of Products pursuant to this Agreement.

     1.5 SPECIFICATIONS. The specifications for the manufacture or completion of manufacture of Products provided by the LLC to Tivoli.

2.   MANUFACTURE OR COMPLETION OF MANUFACTURE OF PRODUCTS

     2.1 OBLIGATION TO MANUFACTURE. Tivoli shall manufacture or complete the manufacture of Products as set forth in the LLC's Purchase Orders, subject to the provisions of Section 3 hereunder. Tivoli shall manufacture or complete the manufacture of such Products in accordance with the Specifications and such performance, reliability and safety standards as may be promulgated or imposed from time to time by relevant trade organizations and by laws, regulations and rules of the United States of America and of each state and territory thereunder .

     2.2 REDUCED CAPACITY. The parties acknowledge that the production capacity of Tivoli may be reduced from time to time as a result of unexpected occurrences outside the control of Tivoli, as set forth in Section 13.14 hereof, and in excess of the normal planning allowance of Tivoli. During such periods, for any particular Purchase Order, Tivoli shall be entitled to reduce the number of Products delivered to the LLC. Tivoli shall provide the LLC prompt notice of any reduced capacity, and Tivoli will use its best efforts to remedy the condition which caused the reduced capacity as quickly as possible.

     2.3 QUALITY STANDARDS. Tivoli shall manufacture or complete the manufacture of products consistent with Targetti's quality standards. Tivoli shall provide samples of completed products to Targetti from time to time upon the request of Targetti.

3.   PURCHASE ORDERS

     3.1 PURCHASE ORDERS BY THE LLC. This Agreement shall not be construed as a Purchase Order or as authority to ship. Any such order or authority shall be evidenced by specific and separate Purchase Orders issued by the LLC pursuant to this Section 3. Each Purchase Order shall set forth the quantity of and type of Products and the expected date of delivery for each such item. Any such Purchase Orders issued by the LLC must be signed by an officer or authorized employee of the LLC to be valid. All Purchase Orders shall be governed exclusively by the terms and conditions of this Agreement, and any terms or provisions on the LLC's Purchase Order forms or Tivoli acknowledgements thereto that are inconsistent with those contained in this Agreement shall be of no force and effect.

     3.2  CHANGES TO PURCHASE ORDERS.

          (A) The LLC may reschedule any Purchase Orders more than 30 days from a scheduled delivery date, upon written notice to Tivoli.

                                       2.

          (B) Acceleration of the delivery date set forth in a Purchase Order may be done with Tivoli's prior written approval.

          (C) The LLC may, at any time prior to two business days before the scheduled shipping date, by issuance of written notice, make changes to the method of shipment or place of delivery of Products.

4.   PACKAGING

     4.1 PACKAGING REQUIREMENTS. All Products delivered by Tivoli shall be packaged, labeled, packed, marked and otherwise prepared for shipment in such a way as to be acceptable to carriers and in accordance with good commercial practice and all regulations and to ensure safe arrival of the Products at the place designated in the applicable Purchase Order. Tivoli shall provide storage and protection prior to shipment against all reasonably anticipated weather conditions .

     4.2 LABELING OF PACKAGES. Tivoli will mark all containers with necessary lifting, handling and shipping information as well as the Purchase Order number, date of shipment and all other information reasonably necessary or customary information. An itemized packing list shall accompany each shipment.

5.   DELIVERY

     Delivery shall be F.O.B. Tivoli's manufacturing facility on or before the date stipulated in the applicable Purchase Order.

6.   PRICE; PAYMENT

     6.1 PRICE. The LLC hereby agrees to pay, and Tivoli hereby agrees to accept as full compensation for value conferred, the price for the Completed Products set forth in the Price Schedule attached hereto as Exhibit 6.1. All prices set forth in the Price Schedule shall be F.O.B. Tivoli's manufacturing facility, inclusive of all boxing, crating, containerizing, carting, drayage, storage and other packaging requirements.

     6.2 TIME OF PAYMENT. Payment for Completed Products will be made by the LLC within 90 days following the LLC's receipt of goods. Payment for Allocated Costs (as defined on Exhibit 6.1) will be made pursuant to payment terms to be mutually negotiated by Tivoli and the LLC.


7.   REPRESENTATIONS AND WARRANTIES

     7.1 WARRANTY. Tivoli represents and warrants to the LLC that all Completed Products supplied to the LLC shall be produced in accordance with and will conform to the Specifications, and shall be free from defects in materials and workmanship following delivery.

                                       3.

If any Completed Product delivered hereunder is found to have a manufacturing defect or to not conform to the Specifications within one year of the delivery of such Completed Product, then Tivoli shall:

          (A) promptly correct, at no cost to the LLC, any such non-conforming or defective Completed Product by repair or replacement at the corporate offices of Tivoli; or

          (B) if such repair or replacement has not been successfully completed within 30 days of discovery of the defect or non-conformity, allow the LLC to return such defective or non-conforming Completed Product, if not already returned, at Tivoli's expense, to Tivoli and recover from Tivoli the purchase price thereof together with all costs associated with making any such return.

     7.2 DISCLAIMER. OTHER THAN AS EXPRESSLY PROVIDED IN THIS SECTION 7 OR ELSEWHERE IN THIS AGREEMENT, TIVOLI MAKES NO WARRANTY, AND HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR THE FITNESS OF ANY COMPLETED PRODUCT FOR ANY PARTICULAR PURPOSE.

8.   INDEMNIFICATION BY THE LLC

     8.1 The LLC hereby indemnifies, and agrees to defend and hold Tivoli, its successors, affiliates and assigns harmless from and against any and all expenses, costs, losses or damages incurred by Tivoli that arise out of any claim or action brought against Tivoli which is based on any claim that the Product or Licensed Technology misappropriate or infringe trade secrets, patents, copyrights, trademarks or other proprietary rights of third parties (a "Claim") provided that: (a) Tivoli notifies the LLC in writing within 30 days of any Claim, and (b) Tivoli provides the LLC with the assistance, information and authority necessary to perform the above. Reasonable out-of-pocket expenses incurred by Tivoli in providing such assistance shall be reimbursed by the LLC. Tivoli shall have the right to participate, at its own expense, in any the LLC defense and/or settlement of any Claim.

     8.2 In the event that any Product is held or is believed by the LLC to infringe a third party's rights exclusively because of the Licensed Technology, the LLC may at its option and at its expense (a) modify such Product to be noninfringing so long as such modification meets the requirements of the Specifications, or (b) obtain for Tivoli a license to continue using such Licensed Technology in the Products at no additional cost to Tivoli. If the LLC is unable to make such product modification or obtain such a license, Tivoli shall be entitled to terminate this Agreement; such termination will be treated as Termination for Cause, as defined in Section 10 herein.

                                       4.

9.   TERM

     This Agreement shall run from the Effective Date and shall continue as long as the License Agreement remains in effect, unless terminated sooner as provided in Section 10 hereof or by the mutual written consent of the parties, provided, however, that in the event Targetti Sankey S.p.A., a corporation organized under the laws of Italy ("Targetti") or its designee acquires the Units of the LLC currently owned by Tivoli, pursuant to Section 7.8 of the Operating Agreement between Tivoli and Targetti of even date herewith, then either Tivoli or the LLC may terminate this Agreement for cause pursuant to Section 10 hereof.

10.  TERMINATION

     10.1 TERMINATION FOR CAUSE BY THE LLC. The LLC shall have the right to terminate this Agreement for cause upon 60 days' written notice if (i) Tivoli fails to manufacture Completed Products according to the Specifications, (ii) Tivoli fails to meet the LLC's quantity or delivery requirements for the Product for reasons that are due solely to factors within Tivoli's control, and Tivoli does not cure such failure within such 60 day notice period or (iii) Targetti acquires the Units of the LLC currently owned by Tivoli, pursuant to Section 7.8 of the Operating Agreement between Tivoli and Targetti of even date herewith. In addition, the LLC may terminate this Agreement for cause if Tivoli breaches any of the other terms and provisions of this Agreement in a manner that is materially adverse to the LLC and fails to cure such breach within 60 days after receiving notice from the LLC specifying the particulars of the breach.

     10.2 TERMINATION FOR CAUSE BY TIVOLI. Tivoli shall have the right to terminate this Agreement for cause if (i) the LLC breaches any of the terms and provisions of this Agreement in a manner that is materially adverse to Tivoli and fails to cure the breach within 30 days after receiving written notice from Tivoli specifying the particulars of the breach, or (ii) Targetti acquires the Units of the LLC currently owned by Tivoli, pursuant to Section 7.8 of the Operating Agreement between Tivoli and Targetti of even date herewith.

     10.3 EFFECT OF TERMINATION. Following the termination of this Agreement for any reason, the LLC shall be entitled to place orders for the manufacture of Products ordered before termination, for up to one year from the date of such termination, and Tivoli shall receive full payment for the Completed Products from the LLC.

     10.4 SURVIVAL OF RIGHTS. Termination of this Agreement shall be without prejudice to any rights or claims which the nonbreaching party may otherwise have against the other party.

     10.5 SURVIVAL OF TERMS. Sections 1, 6.2, 7.2, 8, 9, 10, and 11 hereof shall survive any termination or expiration of this Agreement.

11.  LIMITATION OF LIABILITY

                                       5.

     11.1 CONSEQUENTIAL DAMAGES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, TIVOLI SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, INCURRED BY the LLC OR A THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT (INCLUDING STRICT LIABILITY) OR BASED ON A WARRANTY, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THE SALE, DELIVERY, REPAIR, REPLACEMENT, MAINTENANCE OR OPERATION OF THE PRODUCTS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF TIVOLI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     11.2 LIMITATION OF LIABILITY. IN NO EVENT WILL TIVOLI'S LIABILITY TO the LLC EXCEED THE AMOUNTS PAID OR PAYABLE BY TIVOLI TO THE LLC HEREUNDER.

12.  ARBITRATION

     12.1 All disputes, controversies or differences in connection with this Agreement each individually (a "Dispute") are in principle to be settled between both parties with sincerity and with mutual understanding and reliance.

     12.2 Any Dispute that has not been resolved after good faith negotiations between the parties shall be referred to a mediator to be designated by the parties (the "Designated Mediator") by delivery of written notice to such Designated Mediator by any party. Upon receiving written notice of any such Dispute, the Designated Mediator shall have 60 days to attempt to resolve such Dispute. If the Dispute has not been resolved by the end of such 60 day mediation period, the matter shall be referred to arbitration, as set forth below.

     12.3 In the event that mediated settlement is not possible, the Dispute shall be referred to and settled by arbitration in Orange County, California, U.S.A., pursuant to the standard rules and procedures of JAMS/Endispute, by which each party hereto is bound. Judgment upon the award rendered may be entered in any court for judicial acceptance of the award and an order of judgment of enforcement, as the case may be. Such proceedings shall be conducted in the English language.

     12.4 In any action or arbitration proceeding arising between the parties hereto regarding this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs. Further, both parties hereby agree that Tivoli and the LLC shall each deposit $20,000 into an escrow account designated by the arbitrator upon commencement of any arbitration between Tivoli and the LLC in connection with a dispute arising from this Agreement. Such amounts may be used by the prevailing party to offset legal fees or attorney costs incurred during the proceedings or against the judgment. Any unused amounts left in escrow after satisfaction of the prevailing party and after the return of the prevailing party's deposit to the prevailing party shall be returned to the other party.

                                       6.

13.  MISCELLANEOUS PROVISIONS

     13.1 NOTICE. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or sent by facsimile, or sent by certified, registered or express mail, postage prepaid and shall be deemed given when so delivered personally, telegraphed or telexed or sent by facsimile or computer transmission, or if mailed, five (5) days after the date of mailing, as follows:

              If to Tivoli to:

                      Tivoli Industries, Inc.
                      1513 East St. Gertrude Place
                      Post Office Box 15624
                      Santa Ana, CA  92705
                      ATTN:               Terrence C. Walsh
                                          Chairman and Chief Executive Officer
                      TELEPHONE:          (714) 957-6101
                      FAX:                (714) 957-0335


              With a copy to:

                      Cooley Godward LLP
                      Five Palo Alto Square
                      3000 El Camino Real
                      Palo Alto, CA  94306-2155
                      ATTN:               Andrei Manoliu, Esq.
                      TELEPHONE:          (650) 843-5000
                      FAX:                (650) 857-0663

              If to the LLC to:

                      Targetti USA LLC
                      c/o Tivoli Industries, Inc.
                      1513 East St. Gertrude Place
                      Post Office Box 15624
                      Santa Ana, CA  92705
                      ATTN:               Robert Baker
                                          President
                      TELEPHONE:          (714) 957-6101
                      FAX:                (714) 957-1501



                                       7.

              With a copy to:

                      Cooley Godward LLP
                      Five Palo Alto Square
                      3000 El Camino Real
                      Palo Alto, CA  94306-2155
                      ATTN:               Andrei Manoliu, Esq.
                      TELEPHONE:          (650) 843-5000
                      FAX:                (650) 857-0663

     13.2 APPLICATION OF CALIFORNIA LAW. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of California (without giving effect to principles of conflicts of laws).

     13.3 AMENDMENTS. Any amendment to this Agreement shall become effective at such time as it has been approved in unity by both parties hereto.

     13.4 EXECUTION OF ADDITIONAL INSTRUMENTS. Each party hereto hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

     13.5 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. This Operating Agreement is prepared and executed in the English language only and any translation of this Operating Agreement into any other language shall have no effect.

     13.6 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

     13.7 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Manufacturing Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     13.8 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     13.9 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

                                       8.

     13.10 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

     13.11 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of Tivoli or the LLC.

     13.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     13.13 NO THIRD PARTY BENEFICIARIES. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other person, shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

     13.14 FORCE MAJEURE. Neither party shall be liable for delays in performance of, or failure to perform, any of its obligations hereunder occasioned by any cause beyond its reasonable control, including, but not limited to, war, civil disturbance, labor difficulties, fire, flood, earthquake, defaults or delays of common carriers, suppliers, or governmental laws, acts, or occurrences. Any such delay shall effect a corresponding extension of performance date.

                                       9.

                            MANUFACTURING AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have this day caused this Agreement to be executed by their duly authorized officers.


TIVOLI INDUSTRIES, INC.



By:/s/ Terrence C. Walsh
   ------------------------
     Terrence C. Walsh
     Chairman and Chief
     Executive Officer



TARGETTI USA LLC



By:/s/ Robert Baker
   ------------------------
     Robert Baker
     President

                                      10.

                                  EXHIBIT 6.1
                                PRICE SCHEDULE

     Pricing for Completed Products will be based on a combination of [*]

     In addition, Tivoli will invoice LLC for certain allocated costs to be mutually determined (the "Allocated Costs").


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      11.